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                              			    EXHIBIT 11
                       STIFEL FINANCIAL CORP. AND SUBSIDIARIES

                	 STATEMENT REGARDING COMPUTATION OF CONSOLIDATED
                              			EARNINGS PER SHARE

                                                        								Five Months
		                                           				Year Ended        Ended                 Years Ended
                                          						Dec 31, 1994    Dec 31, 1993    July 30, 1993   July 31, 1992
                                                ------------    ------------    -------------   -------------
Pimary
 Income (loss) before extraordinary credit      $(5,503,335)     $ 1,915,317     $ 7,038,094     $ 5,704,307
 Extraordinary credit - Tax benefit from
  utilization of net operating loss carry-
  forward                                                 --              --              --         648,300
			                                          			------------     -----------     -----------     -----------
 Net income (loss)                              $(5,503,335)     $ 1,915,317     $ 7,038,094     $ 6,352,607
                                          						------------     -----------     -----------     -----------
 Average number of common shares outstanding
  during the period                               4,145,900        4,175,017       4,085,488       3,943,412
 Additional shares assuming exercise of stock
  options <F1>                                      107,438          137,190         113,310          51,394
                                          						------------     -----------     -----------     -----------
 Common shares and equivalents used to
  calculate eargings (loss) per share             4,253,338        4,312,207       4,198,798       3,994,806

 Primary earnings (loss) per share              $     (1.29)     $      0.44     $      1.68     $      1.59
                                          						============     ===========     ===========     ===========

Fully Diluted
 Income (loss) before extraordinary credit      $(5,503,335)     $ 1,915,317     $ 7,038,094     $ 5,704,307
 After-tax interest savings assuming conversion
  of Senior Convertible Notes <F2>                  684,075          293,391         702,553         707,625
Extraordinary credit - Tax benefit from
  utilization of net operating loss carry-
  forward                                                --               --              --         648,300
                                         						 ------------     -----------     -----------     -----------
 Net income (loss)                              $(4,819,260)     $ 2,208,708     $ 7,740,647     $ 7,060,232
                                          						------------     -----------     -----------     -----------
 Average number of common shares outstanding
  during the period                               4,145,900        4,175,017       4,085,488       3,943,412
 Additional shares assuming exercise of stock
  options <F1>                                      107,438          137,190         169,730          51,394
 Additional shares assuming conversion of
  Senior Convertible Notes <F3>                   1,286,058        1,286,058       1,286,058       1,286,058
                                          						------------     -----------     -----------     -----------
 Common shares and equivalents used to
  calculate eargings (loss) per share             5,539,396        5,598,265       5,541,276       5,280,864

 Fully diluted earnings (loss) per share        $     (1.29)<F4> $      0.39     $      1.40     $      1.34
                                          						============     ===========     ===========     ===========
------------------

<F1> Represents the number of shares of common stock issuable on the exercise of dilutive employee stock options less the number of shares of common stock which could have been purchased with the proceeds from the exercise of such options.  For primary earnings per share computations, these purchases were assumed to have been made at the average market price of the common stock during the period or that part of the period for which the option was outstanding.  For fully diluted earnings per share computations, these purchases were assumed to have been made at the greater of the market price of the common stock at the end of the period or average market price of the common stock during the period or that part of the period for which the option was outstanding.

<F2> Represents the after-tax interest savings resulting from assumed conversion of $10,000,000 aggregate principal 11.25% Senior Convertible Notes.

<F3> Represents the number of shares of common stock issuable upon conversion of $10,000,000 aggregate principal 11.25% Senior Convertible Notes at a conversion price of $7.78 per share.

<F4> Net fully diluted loss per share computes to $0.87 for the year ended December 31, 1994.  Since this is anti-dilutive, fully diluted loss per share is equivalent to primary loss per share.
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